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                                                                     EXHIBIT 5.1


    [Letterhead of Locke Purnell Rain Harrell (A Professional Corporation)]




                               April 20, 1998


Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, TX 75240

Ladies and Gentlemen:

     We have acted as counsel for Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance and sale from time to time of up to $150,000,000 in aggregate principal amount of the Company's debt securities (the "Debt Securities"), each series of which will be issued under an Indenture (the "Indenture") to be entered into between the Company and U.S. Bank Trust National Association, as Trustee (the "Trustee").

     In our capacity as your counsel in the connection referred to above, we have examined the Restated Articles of Incorporation, As Amended, and Amended and Restated Bylaws of the Company and the form of the Indenture (filed as an exhibit to the Registration Statement), and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.
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Atmos Energy Corporation
April 20, 1998
Page 2

     On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Texas and the Commonwealth of Virginia.

     2. The Company has the corporate power and authority to enter into and perform the Indenture. The execution, delivery and performance by the Company of the Indenture has been duly authorized by all requisite corporate action of the Company and when executed and delivered by the Company will constitute a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms, subject to (x) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. The Debt Securities have been duly authorized and, when the final terms thereof have been duly established and approved and when duly executed by the Company, in each case pursuant to the authority granted in the Board Resolutions, and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, subject to (x) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Our opinions are limited solely to the laws of the State of Texas, the Virginia Stock Corporation Act of the Commonwealth of Virginia and the United States federal securities laws, each as presently in effect, insofar as such laws may govern the matters addressed in these opinions. You should be aware that we are not admitted to practice law in the Commonwealth of Virginia and any opinion herein as to the laws of such commonwealth is based solely upon the latest unofficial compilation of the corporate statutes and case laws of such commonwealth available to us. To the extent that the laws of any other jurisdiction (i.e., other than the State of Texas, the Virginia Stock Corporation Act of the Commonwealth of Virginia or the United States federal securities laws) govern any matters included in this opinion, no opinion is expressed herein. In that regard, we note that the Indenture provides that it and the Debt Securities are governed by the laws of the State of New York. In providing the opinions expressed herein, we have assumed, with your permission and without any investigation, that the applicable laws of the State of New York with respect to the enforceability of the Indenture against the Company are the same, in all relevant respects, as the laws of the State of Texas. We undertake no obligation to advise you of facts or changes in law occurring after the date of this opinion which might affect the opinions expressed herein.

     At your request, this opinion is being furnished to you for filing as
Exhibit 5.1 to the Registration Statement. We hereby consent to the reference to our Firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       Locke Purnell Rain Harrell
                                       (A Professional Corporation)


                                       By: /s/ VAN M. JOLAS
                                          --------------------------------------
                                          Van M. Jolas

VMJ:pp